                                                                    Exhibit 24.0

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04237, 333-04239 and 333-04241) of First
Alert, Inc. of our report dated March 13, 1998, which appears on page F-2 of this Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 37 of this Form 10-K.

/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

Chicago, Illinois
March 20, 1998